UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2014

STOCK BUILDING SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)

8020 Arco Corporate Drive, Suite 400

Raleigh, North Carolina 27617

(Address of principal executive offices) (Zip Code)

(919) 431-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, Timothy P. Meyer, chairman of the board of directors (the “Board”) of Stock Building Supply Holdings, Inc. (the “Company”) resigned from the Board effective March 31, 2014. Mr. Meyer was a member of the compensation committee and the corporate governance and nominating committee of the Board. Mr. Meyer’s resignation is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or otherwise.

Pursuant to the Director Nomination Agreement between the Company and Gores Building Holdings, LLC (“Gores Building”), Gores Building has the right to nominate replacements to fill the vacancies created by the departures of Mr. Meyer and Mr. Ryan Wald prior to the end of their respective terms. On March 28, 2014, Gores Building nominated, and the Board appointed, Mr. Steven G. Eisner and Mr. Joseph P. Page as members of the Board effective March 31, 2014. Mr. Eisner was also appointed as a member of the compensation committee and as a member and chairman of the nominating and corporate governance committee. Mr. Page was not appointed to a committee. As non-employee directors, Messrs. Eisner and Page will be eligible to receive the same director fees as the other non-employee directors on the Board, however, as employees of The Gores Group, LLC (“Gores”), their fees will be paid directly to Gores Building.

Mr. Eisner is managing director, fund general counsel and chief compliance officer for Gores and Glendon Saturn Holdings, LLC. He is responsible for managing the legal affairs of Gores and its private equity funds and for legal oversight of Gores’ portfolio companies. Mr. Eisner also oversees insurance and risk management for Gores and its portfolio companies as well as the compliance function for the firm. Mr. Eisner joined Gores in 2008. Prior to joining Gores, Mr. Eisner served as vice president of development and vice president of legal affairs at Ameristar Casinos. Mr. Eisner began his career with O’Melveny & Myers, LLP in Los Angeles where he worked on mergers and acquisitions, corporate securities and financing transactions and general corporate matters. Mr. Eisner serves on the board of directors of Therakos, Inc. Mr. Eisner earned a bachelor’s degree in economics from The University of California Berkeley and a juris doctorate from The University of California Los Angeles School of Law. Mr. Eisner provides strong executive and managerial skills to the board of directors and valuable experience gained from previous and current board service.

Mr. Page is Gores’ chief operating officer and a member of Gores’ investment committee. Mr. Page is responsible for overseeing Gores’ financial and administrative functions. Mr. Page joined Gores in 2004. Prior to joining Gores, Mr. Page was senior principal and chief operating officer for Shelter Capital Partners, a southern California-based private investment fund. Prior to that, he held various senior executive positions with several private and public companies controlled by MacAndrews & Forbes (“M&F”). Prior to M&F, Mr. Page was a partner at Price Waterhouse. Mr. Page serves on the board of directors of Cosmo Specialty Fibers, Inc. Mr. Page earned a bachelor’s degree in accounting and a master’s degree in business administration from Loyola Marymount University of Los Angeles. Mr. Page provides strong executive and managerial skills to the board of directors and valuable experience gained from previous and current board service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCK BUILDING SUPPLY HOLDINGS, INC.

By	/s/ Bryan J. Yeazel
Bryan J. Yeazel Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: March 28, 2014